UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-27446 (Commission file number)	94-3025618 (IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On February 16, 2011,  Landec Corporation, a Delaware corporation (the “Company”), announced that its wholly-owned subsidiary Apio, Inc., a Delaware corporation (“Apio), entered into a share  purchase agreement (the “Purchase Agreement”)  by and between  Apio and Windset Holdings 2010 Ltd., a Canadian corporation  (“Windset”). Pursuant to the Purchase Agreement, on February 15, 2011, Apio purchased $15 million of senior preferred shares and $201 of common shares issued by Windset (the “Purchased Shares”).  The Purchased Shares represent an approximately 20% ownership interest in Windset and the senior preferred  shares yield a dividend of 7.5% annually.   During the period of its minority interest ownership in Windset, Apio will recognize quarterly approximately  20% of the change in the fair value of Windset which will include the impact of Apio’s share of Windset’s net income or loss for the quarter.  The Purchase Agreement includes a put and call option, which can be activated on the sixth anniversary of the Purchase Agreement whereby Apio can exercise the put to sell its shares to Windset, or Windset can exercise the call to purchase the shares from Apio, in either case, at a price equal to 20% of the then fair market value of Windset plus the purchase price of the Purchased Shares.

Windset is a privately held produce company headquartered in Vancouver, Canada.  Under an existing license agreement announced on July 13, 2010, Windset was granted an exclusive license to utilize Apio’s BreatheWay® packaging technology for use with cucumbers, tomatoes and peppers.  Windset intends to use the proceeds from the sale of the Purchased Shares together with proceeds raised by Windset from bank financings to fund a project which will include the construction of greenhouses and the purchase of certain real estate that is currently indirectly owned by Nick Tompkins, a member of the Company’s Board of Directors.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

The full text of the press release, dated February 16, 2011,  announcing the completion of the purchase of the Purchased Shares, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement, dated February 15, 2011, by and between Apio, Inc. and Windset Holdings 2010 Ltd.

99.1	Press Release of Landec Corporation, dated February 16, 2011

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION Registrant

Date: February 18, 2011	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase Agreement dated February 15, 2011 by and between Apio, Inc. and Windset Holdings 2010 Ltd.

99.1	Press Release of Landec Corporation dated February 16, 2011